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                                                              EXHIBIT (h)(3)(c)

               AMENDMENT NO. 3 TO SHARHOLDER SERVICES AGREEMENT

               REGARDING INSURANCE COMPANY PRINTING/DISTRIBUTION
                               OF FUND MATERIALS

   THIS AMENDMENT NO. 3 ("Amendment") is effective April 1, 2016, by and between AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor") and AMERICAN CENTURY SERVICES, LLC ("Transfer Agent" and collectively with Distributor, "American Century").

   WHEREAS, the Company and Distributor are parties to a Shareholder Services Agreement dated February 1, 2000, as amended, (the "Agreement"), pursuant to which shares of certain registered investment companies within the American Century Investments mutual fund complex (the "Funds") are made available to act as investment vehicles for separate accounts established for variable life insurance policies and/or variable annuity contracts offered by insurance companies for registered products, including the Company;

   WHEREAS, American Century Services, LLC is the transfer agent for the Funds and the Distributor wishes to add the transfer agent as a party to the Agreement and the Company wishes to consent to the addition of such party to the Agreement;

   WHEREAS, the parties have agreed to amend the Agreement to modify the terms regarding the printing and distribution of Fund prospectuses, shareholder reports and other related Fund materials (the "Fund Materials") and the reimbursement of out-of-pocket expenses related thereto;

   WHEREAS, the parties now desire to modify the Agreement as provided herein.

   NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

   1. Schedule A. Schedule A attached hereto, which sets forth the responsible parties for printing and distribution of Fund Materials and the payment of related out-of-pocket expenses, is hereby added to the Agreement

   2. Ratification and Confirmation of Agreement. The parties hereby agree that all previous agreements or other arrangements between the parties regarding the printing, distribution and reimbursement of expenses related to Fund Materials, whether included in the Agreement or otherwise, are hereby superseded by this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

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   3. Transfer Agent. American Century Services, LLC, transfer agent, shall be added as a party to the Agreement.

   4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

   5. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

   IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AMERICAN CENTURY                         AMERICAN CENTURY INVESTMENT
SERVICES, LLC                            SERVICES, INC.

By:                                      By:
        -------------------------------          ------------------------------
Name:                                    Name:
        -------------------------------          ------------------------------
Title:                                   Title:
        -------------------------------          ------------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
        -------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

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                                  SCHEDULE A

                                   EXPENSES

The Distributor and the Company will coordinate the functions related to Fund Materials and pay the costs of completing these functions based upon an allocation of costs in the tables below.

To the extent Fund Materials are bundled with materials of other funds offered by Company, costs shall be allocated to reflect the Distributor's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents. Notwithstanding anything to the contrary, the parties agree that to the extent that Distributor reimburses Company for printing or delivery costs incurred with respect to the distribution of Fund Materials, Distributor will only be responsible for reimbursing commercially reasonable expenses incurred by the Company. Distributor shall not be responsible for reimbursing expenses that are excessive or unnecessary based on available industry standards.

Company shall send invoices for such expense to the Distributor within 90 days of the event, along with such other supporting data as may be reasonably requested. The invoice will reference the applicable Item and Function, along with the Distributor's number of pages printed. The Company invoices should be sent to the following email message group: fund_reports_reimbursement@americancentury.com. Fees will be payable within 45 days of receipt of the invoice, as long as such supporting data defines the appropriate expenses.

                                                                    PARTY
                                                 PARTY RESPONSIBLE  RESPONSIBLE FOR
ITEM                 FUNCTION                    FOR COORDINATION   EXPENSE
-------------------- --------------------------- ------------------ -----------------
Mutual Fund          Distributor shall supply    Distributor and/or Distributor will
Prospectus and, if   the Company with such       Company            pay for printing
applicable, Summary  numbers of the Designated                      and delivering
Prospectus           Portfolio(s) prospectus(es)                    (including
                     as the Company may                             postage) copies
                     reasonably request and/or                      to existing
                     provide the Company with                       Contract owners
                     a print ready PDF of the                       who allocate
                     Designated Portfolio(s)                        contract value to
                     prospectus(es) for printing                    any Designated
                     and expense                                    Portfolio.
                     reimbursement
Product Prospectus   Printing, Filing and        Company            Company will
                     Distribution                                   pay printing and
                                                                    delivery.

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
                                                                        PARTY
                                                 PARTY RESPONSIBLE      RESPONSIBLE FOR
ITEM                 FUNCTION                    FOR COORDINATION       EXPENSE
-------------------- --------------------------- ---------------------- -----------------
Mutual Fund          Fund, Distributor or Fund's Fund and/or            Distributor will
Prospectus and, if   adviser shall supply the    Company                pay for printing
applicable, Summary  Company with such                                  and delivering
Prospectus Update &  numbers of the Designated                          (including
Distribution         Portfolio(s) prospectus                            postage) to
(Supplements)        supplements as the                                 existing Contract
                     Company may reasonably                             owners who
                     request and/or provide the                         allocate contract
                     Company with a print                               value to any
                     ready PDF of the                                   Designated
                     Designated Portfolio(s)                            Portfolio.
                     prospectus supplements for
                     printing and expense
                     reimbursement
Product Prospectus   If Required by Fund or      Company                Distributor
Update &             Distributor
Distribution
(Supplements)
                     If Required by the          Company                Company
                     Company
Mutual Fund SAI      Printing                    Distributor            Distributor
                     Distribution                Company                Company
Product SAI          Printing & Distribution     Company                Company
Proxy Material for   Printing                    Distributor or a proxy Distributor
Mutual Fund:                                     solicitation firm
                                                 chosen by the Fund
                     Distribution (including     Company or a proxy     Distributor
                     labor and postage)          solicitation firm
                                                 chosen by the Fund
Mutual Fund Annual   Fund, Distributor or Fund's Company                Distributor will
& Semi-Annual        adviser shall supply the                           pay for printing
Report               Company with such                                  and delivering
                     numbers as the Company                             (including
                     may reasonably request                             postage) copies
                     and/or provide the                                 to existing
                     Company with a print                               Contract owners
                     ready PDF for printing and                         who allocate
                     expense reimbursement                              contract value to
                                                                        any Designated

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
                                                                          PARTY
                                                      PARTY RESPONSIBLE   RESPONSIBLE FOR
ITEM                    FUNCTION                      FOR COORDINATION    EXPENSE
----------------------- ----------------------------- ------------------- ---------------
                                                                          Portfolio.
Other communication     If Required by the Fund or    Company             Distributor
to Prospective clients  Distributor
                        If Required by the            Company             Company
                        Company
Other communication     Distribution (including       Company             Distributor
to existing Contract    labor and printing) if
owners                  required by the Fund or
                        Distributor
                        Distribution (including       Company             Company
                        labor and printing) if
                        required by the Company
Operations of the       All operations and related    Fund or Distributor Fund or Fund's
Fund                    expenses, including the                           adviser
                        cost of registration and
                        qualification of shares,
                        taxes on the issuance or
                        transfer of shares, cost of
                        management of the
                        business affairs of the
                        Fund, and expenses paid or
                        assumed by the Fund
                        pursuant to any Rule 12b-1
                        plan
Operations of the       Federal registration of units Company             Company
Account                 of separate account (24f-2
                        fees)